Exhibit 99.1

                  Red Hat Reports Fiscal Second Quarter Results

     RALEIGH, N.C.--(BUSINESS WIRE)--Sept. 20, 2004--

        144,000 Subscriptions, 31% Sequential Growth in Operating Income,
       12% Sequential Growth in Deferred Revenue, and $31 Million in Cash
                 Flow from Operations Highlight a Strong Quarter

     Red Hat, Inc. (Nasdaq:RHAT), the world's leading provider of open source solutions to the enterprise, today announced financial results for the second quarter ended August 31, 2004.
     Revenue for the second quarter of fiscal 2005 was $46.3 million, 60% higher than the second quarter of fiscal 2004 and a sequential increase of 11% when compared to $41.8 million in the first quarter of fiscal 2005.
     For the second quarter of fiscal 2005, the company reported net income of $11.8 million, or $0.06 per share. This represents an increase of 225% over net income in the same quarter a year ago, and an increase of 8% over net income of $10.9 million, or $0.06 per share, in the prior quarter.
     The company generated $30.8 million, or $0.16 per share, in cash flow from operations during the second quarter of fiscal 2005. The company ended the quarter with cash and investments totaling $997.7 million.
     In the second quarter of fiscal 2005, the company increased its deferred revenue balance to $99.7 million, a sequential increase of $11 million, or 12%, as compared to the first quarter of fiscal 2005.

     Highlights for the second quarter include:

   Sales of subscriptions of Red Hat Enterprise Linux reached 144,000 units, including:
     115,000 subscriptions to enterprise IT servers, which includes new subscriptions and renewals.
     29,000 new subscriptions to HPC/hosting marketplace and desktops. Operating profit increased to $6.7 million, or 15% of total revenue.
   10% addition to the workforce as the company expands globally.

     "We continue to see strong demand for our offerings, as reflected in our results. The company executed successfully across the global business", stated Charlie Peters, Executive Vice President and Chief Financial Officer.

     About Red Hat, Inc.

     Red Hat, the world's leading open source and Linux provider. Red Hat is headquartered in Raleigh, N.C. With satellite offices spanning the globe. Red Hat is leading Linux and open source solutions into the mainstream by making high quality, low cost technology accessible. Red Hat provides operating system software along with middleware, applications and management solutions. Red Hat also offers support, training, and consulting services to its customers worldwide and through top-tier partnerships. Red Hat's Open Source strategy offers customers a long term plan for building infrastructures that are based on and leverage open source technologies with focus on security and ease of management. Learn more: http://www.redhat.com. For investor inquiries, contact Gabriel Szulik at Red Hat, (919) 754-4439.

     Forward-Looking Statements

     Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the factors discussed in our most recent Quarterly Report on Form 10-Q filed with the SEC (a copy of which may be accessed through the SEC's website at http://www.sec.gov), reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures and the viability of the Internet. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.


                             RED HAT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands - except per share amounts)


                                  Three Months Ended  Six Months Ended
                                  ------------------  ----------------
                                        Aug. 31,          Aug. 31,
                                     2004     2003     2004     2003
                                  ------------------  ----------------
                                      (Unaudited)
Subscription and services revenue:
 Subscription:
  Enterprise technologies          $33,941  $14,202  $63,909  $26,074
  Retail                               561    3,947      936    7,768
  Embedded                             423      490      648    1,136
                                   -------- -------- -------- --------

   Total subscription revenue       34,925   18,639   65,493   34,978
                                   -------- -------- -------- --------
 Services:
  Enterprise technologies           10,492    9,147   20,978   18,186
  Embedded development
   services                            907    1,173    1,617    1,919
                                   -------- -------- -------- --------

   Total services revenue           11,399   10,320   22,595   20,105
                                   -------- -------- -------- --------

      Total subscription and
       services revenue             46,324   28,959   88,088   55,083
                                   -------- -------- -------- --------

Cost of subscription and services revenue:
 Subscription:
  Enterprise technologies and
   retail                            2,807    2,083    4,720    4,687
  Embedded                              62       90      131      219
                                   -------- -------- -------- --------

   Total cost of subscription
    revenue                          2,869    2,173    4,851    4,906
                                   -------- -------- -------- --------
 Services:
  Enterprise technologies            5,241    4,976   10,727    9,841
  Embedded development services        736      695    1,613    1,479
                                   -------- -------- -------- --------

   Total cost of services
    revenue                          5,977    5,671   12,340   11,320
                                   -------- -------- -------- --------

      Total cost of
       subscription and
       services revenue              8,846    7,844   17,191   16,226
                                   -------- -------- -------- --------

Gross profit enterprise
 technologies and retail            36,946   20,237   70,376   37,500
Gross profit embedded                  532      878      521    1,357
                                   -------- -------- -------- --------

 Gross profit on enterprise
  technologies, retail and
  embedded revenue                  37,478   21,115   70,897   38,857

Operating expense:
 Sales and marketing                14,856    9,516   27,970   18,052
 Research and development            8,387    6,104   15,470   11,883
 General and administrative          6,181    4,356   12,646    8,415
 Stock-based compensation and
  amortization of intangibles        1,310      598    2,923    1,500
                                   -------- -------- -------- --------

  Total operating expense           30,734   20,574   59,009   39,850
                                   -------- -------- -------- --------

Income (loss) from operations        6,744      541   11,888     (993)
Other income (expense), net          4,440    3,097   10,213    5,678
                                   -------- -------- -------- --------

Income before provision for
 income taxes                       11,184    3,638   22,101    4,685
Provision for income taxes            (641)       -     (641)       -
                                   -------- -------- -------- --------

Net income                         $11,825   $3,638  $22,742   $4,685
                                   ======== ======== ======== ========


Net income per share:
 Basic                               $0.06    $0.02    $0.12    $0.03
 Diluted                             $0.06    $0.02    $0.12    $0.03

Weighted average shares
 outstanding:
 Basic                             183,422  172,127  182,952  171,636
 Diluted                           195,391  182,377  195,429  181,185

                             RED HAT, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

   ASSETS
                                                  Aug. 31,   Feb. 29,
                                                   2004        2004
                                               ----------  ----------

Assets:
 Cash and investments in debt securities       $997,749    $941,384
 Accounts receivable, net                        32,997      38,346
 Estimated earnings in excess of billings         6,354       4,326
 Inventory                                        2,779       2,794
 Prepaid expenses and other assets               26,592      25,642
 Property and equipment, net                     30,701      29,448
 Goodwill and identifiable intangibles,
  net                                            69,662      69,713
                                         --------------- -----------

   Total assets                              $1,166,834  $1,111,653
                                         =============== ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Accounts payable                                $7,340      $7,154
 Accrued expenses                                15,575      15,619
 Deferred revenue                                99,735      73,696
 Deferred lease credits                           5,275       5,359
 Convertible notes                              600,000     600,000
 Other liabilities                                  894       1,436
                                         --------------- -----------

   Total liabilities                            728,819     703,264
Commitments and contingencies                         -           -
Stockholders' equity:
 Noncontrolling interest in subsidiary              404         359
 Preferred stock                                      -           -
 Common stock                                        18          18
 Additional paid-in capital                     708,704     695,722
 Deferred compensation                           (6,895)     (9,293)
 Accumulated deficit                           (254,482)   (277,224)
 Treasury stock, at cost                         (7,436)     (7,436)
 Accumulated other comprehensive income          (2,298)      6,243
                                         --------------- -----------

   Total stockholders' equity                   438,015     408,389
                                         --------------- -----------

   Total liabilities and stockholders'
    equity                                   $1,166,834  $1,111,653
                                         =============== ===========

   Note: Balance sheet as presented above is not classified with regard to GAAP maturities of assets and liabilities.


                             RED HAT, INC.
                           CASH FLOW SUMMARY
                            (In thousands)

                                                     Three    Three
                                                     Months   Months
                                                     Ended    Ended
                                                    Aug. 31,  Aug.31,
                                                     2004      2003
                                                ---------- ---------

Net income                                        $11,825    $3,638
Non-cash expenses                                   3,898     2,506
Net change in working capital items                15,030     4,247
                                                ---------- ---------

Net cash provided by operating activities          30,753    10,391

Cash flows from investing activities:
          Purchases of property and equipment (2,570) (2,351) Net change in market value of debt
           securities                               4,198    (4,055)
                                                ---------- ---------

Net cash used in investing activities               1,628    (6,406)

Net cash provided by financing activities             890     2,742
                                                ---------- ---------

Net increase in cash and investments               33,271     6,727
Cash and investments at beginning of period       964,478   300,006
                                                ---------- ---------

Cash and investments at end of period            $997,749  $306,733
                                                ========== =========

   Note: The cash flow summary presented above does not seperately identify the impact on cash and cash equivalents of changes in foreign currency exchange rates.


    CONTACT: Red Hat, Inc.
             Company Contact, Leigh Day, 919-754-4369;
             lday@redhat.com
              or
             Investor Contact: Gabriel Szulik, 919-754-4439;
             gszulik@redhat.com